Exhibit 99.1

Silk Road Medical Announces Preliminary Third Quarter 2023 Revenue and

Provides Revised 2023 Outlook

SUNNYVALE, Calif. – October 10, 2023 – Silk Road Medical, Inc. (Nasdaq: SILK), a company focused on reducing the risk of stroke and its devastating impact, today announced preliminary revenue for the quarter ended September 30, 2023, and provided an update to full year 2023 revenue guidance.

Preliminary Third Quarter 2023 Revenue

Preliminary, unaudited third quarter 2023 revenue is expected to be approximately $44.4 million, an increase of 19% as compared to the prior year period.

2023 Financial Guidance

Silk Road Medical now projects revenue for the full year 2023 to range from $170 million to $174 million, which represents 23% to 26% growth over the Company’s prior year revenue.

About Silk Road Medical

Silk Road Medical, Inc. (NASDAQ: SILK), is a medical device company located in Sunnyvale, California, and Plymouth, Minnesota, that is focused on reducing the risk of stroke and its devastating impact.  The company has pioneered a new approach for the treatment of carotid artery disease called TransCarotid Artery Revascularization (TCAR).  TCAR is a clinically proven procedure combining surgical principles of neuroprotection with minimally invasive endovascular techniques to treat blockages in the carotid artery at risk of causing a stroke.  For more information on how Silk Road Medical is delivering brighter patient outcomes through brighter clinical thinking, visit www.silkroadmed.com and connect on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995, including Silk Road Medical’s preliminary, unaudited revenue for third quarter of 2023 and projected full year 2023 revenue guidance. Forward-looking statements are based on current expectations of future events and often can be identified by words such as “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Risks and uncertainties may cause Silk Road Medical’s actual results to be materially different than those expressed in or implied by Silk Road Medical’s forward-looking statements. For Silk Road Medical, such risks and uncertainties include, among others, a risk that Silk Road Medical’s final third quarter 2023 revenue results will deviate from the preliminary, unaudited revenue results in this release; failure to achieve anticipated revenue and other financial results for full year 2023; future operating results and financial performance; the ability to obtain an adequate supply of materials and components from its third-party suppliers; product development plans and the ability to commercialize new products in a timely manner; plans to conduct further clinical trials; the ability to obtain additional indications or new regulatory approvals or clearances for its products; use of its products by physicians;

the ability to grow its commercialization infrastructure; the effect of economic conditions and COVID-19 or similar pandemics on its business; government and third-party payer coverage and reimbursement; success in retaining and recruiting key personnel; and the ability to obtain and maintain intellectual property protection for its products. More detailed information on these and other factors that could affect Silk Road Medical’s actual results are described in its filings with the U.S. Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2023. Silk Road Medical undertakes no obligation to update its forward-looking statements.

Investor Contact:

Marissa Bych

Gilmartin Group

investors@silkroadmed.com

Media:

Michael Fanucchi

Silk Road Medical

mfanucchi@silkroadmed.com